Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-147149 and 333-168800, and Form S-3 No. 333-180290) of Remark Media, Inc. of our report dated July 16, 2014 related to the December 31, 2013 and December 31, 2012 financial statements of Hotelmobi, Inc., appearing in this Current Report on Form 8-K/A of Remark Media, Inc.

/s/ Cherry Bekaert LLP

Cherry Bekaert LLP

Atlanta, GA

July 17, 2014